                                                                   EXHIBIT 4(p)



                             TENET HEALTHCARE CORPORATION




                           --------------------------------

                                    $1,005,000,000

                       8 1/8% SENIOR SUBORDINATED NOTES due 2008


                           --------------------------------




                            -----------------------------

                                      INDENTURE

                               Dated as of May 21, 1998



                            -----------------------------





                           --------------------------------

                                 THE BANK OF NEW YORK

                           --------------------------------

                                      as Trustee

                                  TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
SECTION 1.01.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02.    OTHER DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .11
SECTION 1.03.    INCORPORATION BY REFERENCE OF TIA . . . . . . . . . . . . . .11
SECTION 1.04.    RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . .12


                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01.    FORM AND DATING . . . . . . . . . . . . . . . . . . . . . . .12
SECTION 2.02.    FORM OF LEGEND FOR GLOBAL SECURITY. . . . . . . . . . . . . .13
SECTION 2.03.    EXECUTION AND AUTHENTICATION. . . . . . . . . . . . . . . . .13
SECTION 2.04.    REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . . . . .14
SECTION 2.05.    PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . . . . .14
SECTION 2.06.    HOLDER LISTS. . . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 2.07.    TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . . . . .15
SECTION 2.08.    PERSONS DEEMED OWNERS . . . . . . . . . . . . . . . . . . . .15
SECTION 2.09.    REPLACEMENT SECURITIES. . . . . . . . . . . . . . . . . . . .16
SECTION 2.10.    OUTSTANDING SECURITIES. . . . . . . . . . . . . . . . . . . .16
SECTION 2.11.    TREASURY SECURITIES . . . . . . . . . . . . . . . . . . . . .17
SECTION 2.12.    TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . . . . .17
SECTION 2.13.    CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . .17
SECTION 2.14.    DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . .17
SECTION 2.15.    RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . . .17
SECTION 2.16.    CUSIP NUMBER. . . . . . . . . . . . . . . . . . . . . . . . .18


                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.    NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . .18
SECTION 3.02.    SELECTION OF SECURITIES TO BE REDEEMED. . . . . . . . . . . .18
SECTION 3.03.    NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . . .18
SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . . . . .19
SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . . . . .19
SECTION 3.06.    SECURITIES REDEEMED IN PART . . . . . . . . . . . . . . . . .20
SECTION 3.07.    OPTIONAL REDEMPTION . . . . . . . . . . . . . . . . . . . . .20
SECTION 3.08.    MANDATORY REDEMPTION. . . . . . . . . . . . . . . . . . . . .20


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.    PAYMENT OF SECURITIES . . . . . . . . . . . . . . . . . . . .21
SECTION 4.02.    MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . . . . .21
SECTION 4.03.    COMMISSION REPORTS. . . . . . . . . . . . . . . . . . . . . .21
SECTION 4.04.    COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . . . .22
SECTION 4.05.    TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 4.06.    STAY, EXTENSION AND USURY LAWS. . . . . . . . . . . . . . . .23
SECTION 4.07.    LIMITATIONS ON RESTRICTED PAYMENTS. . . . . . . . . . . . . .24
SECTION 4.08.    LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                 AFFECTING SUBSIDIARIES. . . . . . . . . . . . . . . . . . . .25
SECTION 4.09.    LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND
                    ISSUANCE OF PREFERRED STOCK. . . . . . . . . . . . . . . .26
SECTION 4.10.    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES . . . . . . . . .28
SECTION 4.11.    LIMITATIONS ON LIENS. . . . . . . . . . . . . . . . . . . . .28
SECTION 4.12.    CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . . . .28
SECTION 4.13.    CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . .30
SECTION 4.14.    LINE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . .30
SECTION 4.15.    LIMITATIONS ON ISSUANCES OF GUARANTEES OF
                    INDEBTEDNESS BY SUBSIDIARIES . . . . . . . . . . . . . . .30
SECTION 4.16.    NO SENIOR SUBORDINATED DEBT . . . . . . . . . . . . . . . . .31


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.    LIMITATIONS ON MERGERS, CONSOLIDATIONS OR
                   SALES OF ASSETS . . . . . . . . . . . . . . . . . . . . . .31
SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . . . . .32


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .32
SECTION 6.02.    ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 6.03.    OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 6.04.    WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . . . .34
SECTION 6.05.    CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . . . . .35
SECTION 6.06.    LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . . . .35
SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT. . . . . . . . . . . . .35
SECTION 6.08.    COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . . . . .35
SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . . . .36
SECTION 6.10.    PRIORITIES. . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 6.11.    UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . . . .37


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . .37
SECTION 7.02.    RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . .38
SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . .38
SECTION 7.04.    TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . . . . .39
SECTION 7.05.    NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . .39
SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS . . . . . . . . . . . . . . . .39
SECTION 7.07.    COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . . . . .39
SECTION 7.08.    REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . . . . .40
SECTION 7.09.    SUCCESSOR TRUSTEE OR AGENT BY MERGER, ETC.. . . . . . . . . .41
SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . . . . .41
SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY . . . . . .41


                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01.    DEFEASANCE AND DISCHARGE OF THIS INDENTURE
                    AND THE SECURITIES . . . . . . . . . . . . . . . . . . . .41
SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE. . . . . . . . . . . . . . . .42
SECTION 8.03.    COVENANT DEFEASANCE . . . . . . . . . . . . . . . . . . . . .42
SECTION 8.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. . . . . . . . . .42
SECTION 8.05.    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO
                    BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS . . . . .44
SECTION 8.06.    REPAYMENT TO COMPANY. . . . . . . . . . . . . . . . . . . . .45
SECTION 8.07.    REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . .45


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . .45
SECTION 9.02.    WITH CONSENT OF HOLDERS . . . . . . . . . . . . . . . . . . .46
SECTION 9.03.    COMPLIANCE WITH TIA . . . . . . . . . . . . . . . . . . . . .47
SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . . . . .47
SECTION 9.05.    NOTATION ON OR EXCHANGE OF SECURITIES . . . . . . . . . . . .48
SECTION 9.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.. . . . . . . . . . . . . . .48


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01.   AGREEMENT TO SUBORDINATE. . . . . . . . . . . . . . . . . . .48
SECTION 10.02.   CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . .48
SECTION 10.03.   LIQUIDATION; DISSOLUTION; BANKRUPTCY. . . . . . . . . . . . .49
SECTION 10.04.   DEFAULT ON DESIGNATED SENIOR DEBT . . . . . . . . . . . . . .49

SECTION 10.05.   ACCELERATION OF SECURITIES. . . . . . . . . . . . . . . . . .50
SECTION 10.06.   WHEN DISTRIBUTION MUST BE PAID OVER . . . . . . . . . . . . .50
SECTION 10.07.   NOTICE BY COMPANY . . . . . . . . . . . . . . . . . . . . . .51
SECTION 10.08.   SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 10.09.   RELATIVE RIGHTS . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 10.10.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. . . . . . . . .51
SECTION 10.11.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE. . . . . . . . . . .51
SECTION 10.12.   RIGHTS OF TRUSTEE AND PAYING AGENT. . . . . . . . . . . . . .52
SECTION 10.13.   AUTHORIZATION TO EFFECT SUBORDINATION . . . . . . . . . . . .52
SECTION 10.14.   AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .52


                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.   TIA CONTROLS. . . . . . . . . . . . . . . . . . . . . . . . .52
SECTION 11.02.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .52
SECTION 11.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS . . . . . . . . .54
SECTION 11.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. . . . . .54
SECTION 11.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION . . . . . . . .54
SECTION 11.06.   RULES BY TRUSTEE AND AGENTS . . . . . . . . . . . . . . . . .54
SECTION 11.07.   LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 11.08.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                    EMPLOYEES AND SHAREHOLDERS . . . . . . . . . . . . . . . .55
SECTION 11.09.   DUPLICATE ORIGINALS . . . . . . . . . . . . . . . . . . . . .55
SECTION 11.10.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .55
SECTION 11.11.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS . . . . . . . .55
SECTION 11.12.   SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . .55
SECTION 11.13.   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .55
SECTION 11.14.   COUNTERPART ORIGINALS . . . . . . . . . . . . . . . . . . . .55
SECTION 11.15.   TABLE OF CONTENTS, HEADINGS, ETC. . . . . . . . . . . . . . .56


                                      SIGNATURES

APPENDIX A  RULE 144A/REGULATION S
APPENDIX B  FORM OF SUPPLEMENTAL INDENTURE

                              CROSS-REFERENCE TABLE (*)



 TRUST INDENTURE
   ACT SECTION                                         INDENTURE SECTION
 ---------------                                       -----------------
 310  (a)(1) . . . . . . . . . . . . . . . .                 7.10
      (a)(2) . . . . . . . . . . . . . . . .                 7.10
      (a)(3) . . . . . . . . . . . . . . . .                 N.A.
      (a)(4) . . . . . . . . . . . . . . . .                 N.A.
      (a)(5) . . . . . . . . . . . . . . . .                 7.10
      (b). . . . . . . . . . . . . . . . . .                 7.08; 7.10
      (c). . . . . . . . . . . . . . . . . .                 N.A.
 311  (a). . . . . . . . . . . . . . . . . .                 7.11
      (b). . . . . . . . . . . . . . . . . .                 7.11
      (c). . . . . . . . . . . . . . . . . .                 N.A.
 312  (a). . . . . . . . . . . . . . . . . .                 2.06
      (b). . . . . . . . . . . . . . . . . .                 11.03
      (c). . . . . . . . . . . . . . . . . .                 11.03
 313  (a). . . . . . . . . . . . . . . . . .                 7.06
      (b)(1) . . . . . . . . . . . . . . . .                 N.A.
      (b)(2) . . . . . . . . . . . . . . . .                 7.06
      (c). . . . . . . . . . . . . . . . . .                 7.06; 11.02
      (d). . . . . . . . . . . . . . . . . .                 N.A.
 314  (a). . . . . . . . . . . . . . . . . .                 4.03; 11.02
      (b). . . . . . . . . . . . . . . . . .                 N.A.
      (c)(1) . . . . . . . . . . . . . . . .                 11.04
      (c)(2) . . . . . . . . . . . . . . . .                 11.04
      (c)(3) . . . . . . . . . . . . . . . .                 N.A.
      (d). . . . . . . . . . . . . . . . . .                 N.A.
      (e). . . . . . . . . . . . . . . . . .                 11.05
      (f). . . . . . . . . . . . . . . . . .                 N.A.
 315  (a). . . . . . . . . . . . . . . . . .                 7.01(iii)(b)
      (b). . . . . . . . . . . . . . . . . .                 7.05; 11.02
      (c). . . . . . . . . . . . . . . . . .                 7.01(i)
      (d). . . . . . . . . . . . . . . . . .                 7.01(iii)
      (e). . . . . . . . . . . . . . . . . .                 6.11
 316  (a)(last sentence) . . . . . . . . . .                 2.11
      (a)(1)(A)  . . . . . . . . . . . . . .                 6.05
      (a)(1)(B)  . . . . . . . . . . . . . .                 6.04
      (a)(2) . . . . . . . . . . . . . . . .                 N.A.
      (b). . . . . . . . . . . . . . . . . .                 6.07
      (c). . . . . . . . . . . . . . . . . .                 2.15; 9.04


------------------------
(*) This Cross-Reference Table is not part of the indenture.

 317  (a)(1) . . . . . . . . . . . . . . . .                 6.08
      (a)(2) . . . . . . . . . . . . . . . .                 6.09
      (b). . . . . . . . . . . . . . . . . .                 2.05
 318  (a). . . . . . . . . . . . . . . . . .                 11.01
      (b). . . . . . . . . . . . . . . . . .                 N.A.
      (c). . . . . . . . . . . . . . . . . .                 11.01


N.A. means not applicable

          INDENTURE dated as of May 21, 1998 between Tenet Healthcare Corporation, a Nevada corporation (the "COMPANY"), and The Bank of New York, as trustee (the "TRUSTEE").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/8% Senior Subordinated Notes due 2008:


                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for net proceeds in excess of $25.0 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (c) a Restricted Payment that is permitted by Section 4.07 hereof and (d) a Hospital Swap shall not be deemed to be an Asset Sale.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee thereof.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the Company, (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger or consolidation or otherwise, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

          "CLOSING DATE" means May 21, 1998.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMPANY" means Tenet Healthcare Corporation, as obligor under the Securities, unless and until a successor replaces Tenet Healthcare Corporation, in accordance with Article 5 hereof and thereafter includes such successor.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS in each case, without duplication (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, (iii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP, (v) the amount of any restructuring charges deducted in such period in computing Consolidated Net Income for such period, (vi) the amount of all losses related to discontinued operations deducted in such period in computing Consolidated Net Income for such period, (vii) the amount of all non-recurring charges and expenses related to acquisitions and mergers deducted in such period in computing Consolidated Net Income for such period and (viii) any non-cash charges reducing Consolidated Net Income for such period (excluding any portion of such charge requiring an accrual of a cash reserve for anticipated cash charges for any future period). Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP but excluding any one-time charge or expense incurred in order to consummate the Refinancing; PROVIDED that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date PLUS (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), LESS all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to December 1, 2008.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE SECURITIES" shall have the meaning set forth in Appendix A.

          "EXISTING CREDIT FACILITY" means that certain Credit Agreement by and among the Company and Morgan Guaranty Trust Company of New York and the other banks that are party thereto, providing for $2.8 billion in aggregate principal amount of Indebtedness, including any related notes, instruments, and agreements executed in connection therewith, as amended, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Existing Credit Facility) in existence on the Closing Date, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the Closing Date.

          "EXISTING SENIOR NOTES" means the 8 5/8% 2003 Senior Notes, the 2002 Senior Notes, the 2005 Senior Notes and the 7 7/8% 2003 Senior Notes.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated Cash Flow and

Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments or receipts (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, TIMES (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

          "GLOBAL SECURITY" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.02.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) forward foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

          "HOLDER" means a Person in whose name a Security is registered.

          "HOSPITAL" means a hospital, outpatient clinic, long-term care facility or other facility or business that is used or useful in or related to the provision of healthcare services.

          "HOSPITAL SWAP" means an exchange of assets by the Company or a Subsidiary of the Company for one or more Hospitals and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Hospitals and/or one or more Related Businesses.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INITIAL SECURITIES" shall have the meaning set forth in Appendix A.

          "INVESTMENT GRADE" means a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

          "MOODY'S" means Moody's Investors Services, Inc. and its successors.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICERS" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary and any Vice President of the Company or any Subsidiary, as the case may be.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

          "PERMITTED LIENS" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition (unless such Liens secure Indebtedness that was incurred in connection with or in contemplation of such acquisition and is used to refinance tax-exempt Indebtedness) and do not extend to any assets or the Company or its Subsidiaries other than those of the Person merged into or consolidated with the Company or that becomes a Subsidiary of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition (unless such Liens secure Indebtedness that was incurred in connection with or in contemplation of such acquisition and is used to refinance tax-exempt Indebtedness); (iv) Liens to secure the performance of statutory obligations, tender, bid, performance, government contract, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Closing Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) other Liens on assets of the Company or any Subsidiary of the Company securing Indebtedness that is permitted by the terms hereof to be outstanding having an aggregate principal amount at any one time outstanding not to exceed 10% of the Stockholders' Equity of the Company; and (viii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted hereunder and that was incurred in accordance with the provisions hereof; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than assets or property securing the Indebtedness so refinanced.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that, except in the case of Indebtedness of the Company issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, Indebtedness of a Subsidiary of the Company: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on subordination terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred by the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred by the Company or a Subsidiary if a Subsidiary is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PHYSICIAN JOINT VENTURE DISTRIBUTIONS" means distributions made by the Company or any of its Subsidiaries to any physician, pharmacist or other allied healthcare professional in connection with the unwinding, liquidation or other termination of any joint venture or similar arrangement between any such Person and the Company or any of its Subsidiaries.

          "PHYSICIAN SUPPORT OBLIGATIONS" means any obligation or Guarantee incurred in the ordinary course of business by the Company or a Subsidiary of the Company in connection with any advance, loan or payment to, or on behalf of or for the benefit of any physician, pharmacist or other allied healthcare professional for the purpose of recruiting, redirecting or retaining the physician, pharmacist or other allied healthcare professional to provide service to patients in the service area of any Hospital or Related Business owned or operated by the Company or any of its Subsidiaries; EXCLUDING, HOWEVER, compensation for services provided by physicians, pharmacists or other allied healthcare professionals to any Hospital or Related Business owned or operated by the Company or any of its Subsidiaries.

          "QUALIFIED EQUITY INTERESTS" shall mean all Equity Interests of the Company other than Disqualified Stock of the Company.

          "RATING AGENCIES" means (i) S&P and (ii) Moody's or (iii) if neither S&P nor Moody's shall make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

          "RATING CATEGORY" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

          "RATING DATE" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

          "RATING DECLINE" means the occurrence on or within 90 days after the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Securities by both Rating Agencies to a rating that is below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Securities by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "REFINANCING" has the meaning ascribed to it in the offering memorandum dated May 8, 1998 relating to the Senior Notes and the Securities.

          "RELATED BUSINESS" means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, management, leasing or operation of a Hospital.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "SECURITIES" means the Initial Securities and the Exchange Securities, treated as a single class.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR NOTES" means the 7 5/8% Senior Notes due 2008 of the Company in an aggregate principal amount of $350.0 million, issued pursuant to the Senior Note Indenture.

          "SENIOR NOTE INDENTURE" means the Indenture dated as of May 21, 1998 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, under which the Senior Notes were issued.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SPECIFIED EXCHANGE" means any retirement of Indebtedness upon the exercise by a holder of such Indebtedness, pursuant to the terms thereof, of any right to exchange such Indebtedness for shares of common stock of Vencor, Inc. or any successor thereto or any other equity securities, other than Equity Interests of a Subsidiary, owned by the Company as of October 11, 1995, or for any securities or other property received with respect to such common stock or equity securities or cash in lieu thereof, whether or not such right is subject to the Company's ability to pay an amount in cash in lieu thereof.

          "STOCKHOLDERS' EQUITY" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a PRO FORMA basis to give effect to any acquisition or disposition by such Person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

          "TRANSFER RESTRICTION" means, with respect to the Company's Subsidiaries, any encumbrance or restriction on the ability of any Subsidiary to
(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "2002 SENIOR NOTES" means the 9% Senior Notes due 2002 of the Company in an aggregate principal amount of $300.0 million, issued pursuant to the Indenture dated as of March 1, 1995, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

          "7% 2003 SENIOR NOTES" means the 7% Senior Notes due 2003 of the Company in an aggregate principal amount of $400.0 million, issued pursuant to the Indenture dated as of January 15, 1997, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

          "8% 2003 SENIOR NOTES" means the 8% Senior Notes due 2003 of the Company in an aggregate principal amount of $500.0 million, issued pursuant to the Indenture dated as of October 16, 1995, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

          "2005 EXCHANGEABLE SUBORDINATED NOTES" means the 6% Exchangeable Subordinated Notes due 2005 of the Company in an aggregate principal amount of $320.0 million, issued pursuant to the Indenture dated as of January 10, 1996, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

          "2005 SENIOR NOTES" means the 8% Senior Notes due 2005 of the Company in an aggregate principal amount of $900.0 million, issued pursuant to the Indenture dated as of January 15, 1997, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

          "2005 SENIOR SUBORDINATED NOTES" means the 10% Senior Subordinated Notes due 2005 of the Company in an aggregate principal amount of $900.0 million, issued pursuant to the Indenture dated as of March 1, 1995, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

          "2007 SENIOR SUBORDINATED NOTES" means the 8% Senior Subordinated Notes due 2007 of the Company in an aggregate principal amount of $700.0 million, issued pursuant to the Indenture dated as of January 15, 1997, between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                 DEFINED IN
 TERM                                                             SECTION
 ----                                                            ----------
 "Affiliate Transaction" . . . . . . . . . . . . . .                4.10
 "Bankruptcy Law"  . . . . . . . . . . . . . . . . .                6.01
 "Change of Control Offer" . . . . . . . . . . . . .                4.12
 "Change of Control Payment" . . . . . . . . . . . .                4.12
 "Change of Control Payment Date"  . . . . . . . . .                4.12
 "Company Deposit" . . . . . . . . . . . . . . . . .                8.04
 "Covenant Defeasance" . . . . . . . . . . . . . . .                8.03
 "Deposits"  . . . . . . . . . . . . . . . . . . . .                8.04
 "Designated Senior Debt"  . . . . . . . . . . . . .               10.02
 "Custodian" . . . . . . . . . . . . . . . . . . . .                6.01
 "Event of Default"  . . . . . . . . . . . . . . . .                6.01
 "incur" . . . . . . . . . . . . . . . . . . . . . .                4.09
 "Legal Defeasance"  . . . . . . . . . . . . . . . .                8.02
 "Legal Holiday" . . . . . . . . . . . . . . . . . .               11.07


 "New Lender Deposit"  . . . . . . . . . . . . . . .                8.04
 "New Loan"  . . . . . . . . . . . . . . . . . . . .                8.04
 "New Loan Agreement"  . . . . . . . . . . . . . . .                8.04
 "Notice of Default" . . . . . . . . . . . . . . . .                6.01
 "Paying Agent"  . . . . . . . . . . . . . . . . . .                2.03
 "Payment Blockage Notice" . . . . . . . . . . . . .               10.04
 "Registrar" . . . . . . . . . . . . . . . . . . . .                2.03
 "Representative"  . . . . . . . . . . . . . . . . .               10.02
 "Restricted Payments" . . . . . . . . . . . . . . .                4.07
 "Senior Debt" . . . . . . . . . . . . . . . . . . .               10.02

SECTION 1.03.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities;

          "INDENTURE SECURITY HOLDER" means a Holder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Securities means the Company and any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.

                                      ARTICLE 2
                                    THE SECURITIES

SECTION 2.01.  FORM AND DATING.

          Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto ("Appendix A"), which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 2 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Appendix A and the Exhibits thereto are part of the terms of this Indenture. The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Securities may be Global Securities, as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02.  FORM OF LEGEND FOR GLOBAL SECURITY.

          Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

               "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture."

SECTION 2.03.  EXECUTION AND AUTHENTICATION.

          An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Appendix A and the exhibits thereto.

          The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.09 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          The Company initially appoints The Depository Trust Company as the Depositary.

SECTION 2.04.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.

          On or prior to the due date of principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and interest becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.06.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Securities held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07.  TRANSFER AND EXCHANGE.

          When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Company nor the Registrar shall be required to (i) register the transfer or exchange of Securities during a period beginning at the opening of business on a Business Day 15 days before the day of mailing of a notice of redemption of Securities for redemption under Section 3.03 hereof and ending at the close of business on the day of such mailing, (ii) register the transfer or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or
(iii) register the transfer or exchange of a Security between the record date and the next succeeding interest payment date.

          No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.12 or 9.05 hereof, which shall be paid by the Company).

          Notwithstanding the foregoing, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor, unless:

               (i) the Depositary is at any time unwilling or unable to continue as depository or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days,

               (ii) an Event of Default under this Indenture with respect to the Securities has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Securities advise the Depositary to cease acting as depositary or

               (iii) the Company, in its sole discretion, determines at any time that the Securities shall no longer be represented by a Global Security, the Company will issue individual Securities of the applicable amount and in certificated form in exchange for a Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery of individual securities in certificated form of like tenor, equal in principal amount to such beneficial interest and to have such Securities in certificated form registered in its name.

SECTION 2.08.  PERSONS DEEMED OWNERS.

          Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          So long as the Depositary or its nominee is the registered Holder of a Global Security, the Depositary or its nominee, as the case may be, will be treated as the sole owner of it for all purposes under the Indenture and the beneficial owners of the Securities will be entitled only to those rights and benefits afforded to them in accordance with the Depositary's regular operating procedures. Except as provided in Section 2.07, owners of beneficial interests in a Global Security will not be entitled to have Securities represented by a Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in certificated form and will not be considered the registered Holders thereof under the Indenture.

          None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.09.  REPLACEMENT SECURITIES.

          If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Security is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company.

SECTION 2.10.  OUTSTANDING SECURITIES.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.11.  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities then outstanding have concurred in any demand, direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, waiver or consent, only Securities that a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Securities that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

SECTION 2.12.  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.13.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the related payment date, in each case at the rate provided in the Securities and in
Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15.  RECORD DATE.

          The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.16.  CUSIP NUMBER.

          The Company in issuing the Securities may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                      ARTICLE 3
                                      REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

          If the Company is required to make an offer to purchase Securities pursuant to the provisions of Section 4.12 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date, (iii) the principal amount of Securities to be purchased, (iv) the purchase price and (v) a statement to the effect that a Change of Control has occurred and the conditions set forth in Section 4.12 hereof have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are then listed, or, if the Securities are not so listed, on a PRO RATA basis, by lot or by such method the Trustee shall deem fair and appropriate; PROVIDED that Securities with a principal amount of $1,000 shall not be redeemed in part.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in the amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holders, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail a notice of redemption to each Holder of Securities to be redeemed at its registered address.

          The notice shall identify the Securities to be redeemed (including CUSIP number) and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 40 days prior to the redemption date, unless the Trustee shall agree to a shorter period, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), and accrued interest on, all Securities to be redeemed.

          On and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whoso name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          On or after June 1, 2003, the Company may redeem all or any portion of the Securities at the redemption prices (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the redemption date.

          The redemption price (expressed as a percentage of the principal amount) shall be as follows, if the Securities are redeemed during the twelve-month period beginning on June 1 of the following years:


          Year                                    Percentage
          ----                                    ----------
          2003                                     104.063%
          2004                                     102.708%
          2005                                     101.354%
                                                  ----------
                                                  ----------
          2006 and thereafter                      100.000%

SECTION 3.08.  MANDATORY REDEMPTION.

          Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to Section 4.12 hereof, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.



                                      ARTICLE 4
                                      COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest to be paid on the Securities.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Securities to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286 as one such office or agency of the Company in accordance with Section 2.04 hereof.

SECTION 4.03.  COMMISSION REPORTS.

          (i) So long as any of the Securities remain outstanding, the Company shall provide to the Trustee within 15 days after the filing thereof with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act. All obligors on the Securities shall comply with the provisions of TIA Section 314(a). Notwithstanding that the Company may not be subject to the reporting requirements of
     Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall file with the Commission and provide to the Trustee (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and a report thereon by the Company's certified public accountants; (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form), including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); PROVIDED, HOWEVER, that the Company shall not be in default of the provisions of this Section 4.03(i) for any failure to file reports with the Commission solely by the refusal of the Commission to accept the same for filing. Each of the financial statements contained in such reports shall be prepared in accordance with GAAP.

          (ii) The Trustee, at the Company's request and expense, shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 4.03(i) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

          (iii) Whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

          (iv) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.03.

          (v) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.    COMPLIANCE CERTIFICATE.

          (i) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto), all without regard to periods of grace or notice requirements, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

          (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's certified independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Subsidiary of the Company has violated any provisions of Article 4 or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (iii) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (a) any Default or Event of Default or (b) any event of default under any other mortgage, indenture or instrument referred to in Section

     6.01(v) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.    TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or
(ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.    STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    LIMITATIONS ON RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than (w) Physician Joint Venture Distributions, (x) dividends or distributions payable in Qualified Equity Interests of the Company,
(y) dividends or distributions payable to the Company or any Subsidiary of the Company, and (z) dividends or distributions by any Subsidiary of the Company payable to all holders of a class of Equity Interests of such Subsidiary on a PRO RATA basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company; or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except at the original final maturity date thereof or pursuant to a Specified Exchange or the Refinancing (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, have been permitted to incur at least

     $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after March 1, 1995 (excluding Restricted Payments permitted by clauses (ii), (iii) and
     (iv) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 1, 1995 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary of the Company) since March 1, 1995 of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, PLUS (3) $50.0 million.

          If no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions shall not prohibit the following Restricted Payments:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof;

          (ii) the payment of cash dividends on any series of Disqualified Stock issued after the Closing Date in an aggregate amount not to exceed the cash received by the Company since the Closing Date upon issuance of such Disqualified Stock;

          (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (v) the repurchase, redemption or other acquisition or retirement for value of (A) any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or (B) any Equity Interests of the Company which are or intended to be used to satisfy issuances of such Equity Interests upon exercise of employee stock options or upon exercise or satisfaction of other similar instruments outstanding under employee benefit plans of the Company or any subsidiary of the Company; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $25.0 million in any twelve-month period; and

          (vi) the making and consummation of (A) a senior subordinated asset sale offer in accordance with the provisions of the indenture relating to the 2005 Senior Subordinated Notes or (B) a Change of Control Offer with respect to the Senior Subordinated Notes in accordance with the provisions of the Senior Subordinated Note Indenture or change of control offer with respect to the 2005 Senior Subordinated Notes or the 2005 Exchangeable Subordinated Notes in accordance with the provisions of the indentures relating thereto.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

SECTION 4.08. LIMITATIONS ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual Transfer Restriction, except for such Transfer Restrictions existing under or by reason of:

          (a)    Existing Indebtedness as in effect on the Closing Date,

          (b) this Indenture, the Senior Subordinated Note Indenture and the Indenture relating to the Company's 8% Senior Notes due 2005,

          (c)    applicable law,

          (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, unless such Indebtedness was incurred in connection with or in contemplation of such acquisition for the purpose of refinancing Indebtedness which was tax-exempt, or in violation of Section 4.09 hereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms hereof except to the extent that such Consolidated Cash Flow would be permitted to be dividends to the Company without the prior consent or approval of any third party,

          (e) customary non-assignment provisions in leases entered into in the ordinary course of business,

          (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the ability of any of the Company's Subsidiaries to transfer the property so acquired to the Company or any of its Subsidiaries,

          (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or

          (h) the Existing Credit Facility and related documentation as the same is in effect on the Closing Date and as amended, modified, extended, renewed, refunded, refinanced, restated or replaced from time to time, PROVIDED that no such amendment or replacement is more restrictive as to Transfer Restrictions than the Existing Credit Facility and related documentation as in effect on the Closing Date.

SECTION 4.09. LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") after the Closing Date any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired
Debt) and the Company may issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit shall be deemed to be incurred when the letter of credit is first issued.


          The foregoing provisions shall not apply to:

          (a) the incurrence by the Company of Indebtedness pursuant to the Existing Credit Facility in an aggregate principal amount at any time outstanding not to exceed an amount equal to $2.8 billion less the aggregate amount of all mandatory repayments applied to permanently reduce the commitments with respect to such Indebtedness;

          (b) the incurrence by the Company of Indebtedness represented by the Securities, the 8% Senior Notes due 2005 and the Senior Subordinated Notes;

          (c) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (d) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including, without limitation, Existing Indebtedness);

          (e) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms hereof to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; PROVIDED that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

          (f) the incurrence by the Company or any of its Subsidiaries of Physician Support Obligations;

          (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

          (h) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by tender, bid, performance, government contract, surety or appeal bonds, standby letters of credit or warranty or contractual service obligations of like nature, in each case to the extent incurred in the ordinary course of business of the Company or such Subsidiary;

          (i) the incurrence by any Subsidiary of the Company of Indebtedness, the aggregate principal amount of which, together with all other Indebtedness of the Company's Subsidiaries at the time outstanding (excluding the Existing Indebtedness until repaid or refinanced and excluding Physician Support Obligations), does not exceed the greater of
     (1) 10% of the Company's Stockholders' Equity as of the date of incurrence or (2) $10.0 million; PROVIDED that, in the case of clause (1) only, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least 2.5 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period; and

          (j) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this covenant) in an aggregate principal amount at any time outstanding not to exceed
     $400.0 million.

SECTION 4.10.    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction, is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; PROVIDED that (x) transactions or payments pursuant to any employment arrangements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (z) transactions permitted under Section 4.07 hereof, in each case, shall not be deemed to be Affiliate Transactions.

SECTION 4.11.    LIMITATIONS ON LIENS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom unless all payments due hereunder and under the Securities are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

SECTION 4.12.    CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT") on a date that is not more than 90 days after the occurrence of such Change of Control Triggering Event (the "CHANGE OF CONTROL PAYMENT DATE").

          Within 30 days following any Change of Control Triggering Event, the Company shall mail, or at the Company's request the Trustee shall mail, a notice of a Change of Control to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer and shall state:

          (1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities tendered will be accepted for payment;

          (2)    the Change of Control Payment and the Change of Control
     Payment Date, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (3) that any Security not tendered will continue to accrue interest in accordance with the terms of this Indenture;

          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Security purchased;

          (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to PRO FORMA historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward) and any other information that would be material to a decision as to whether to tender a Security pursuant to the Change of Control Offer.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control Triggering Event.

SECTION 4.13.    CORPORATE EXISTENCE.

          Subject to Section 4.12 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.    LINE OF BUSINESS.

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material extent in any business other than the ownership, operation and management of Hospitals and Related Businesses.

SECTION 4.15. LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES.

          The Company shall not permit any Subsidiary, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Subsidiaries (except Indebtedness of a Subsidiary of such Subsidiary or Physician Support Obligations) unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture, in substantially the form attached hereto as Appendix B, providing for the Guarantee of the payment of the Securities by such Subsidiary, which Guarantee shall be subordinated to such Subsidiary's Guarantee of or pledge to secure such other Indebtedness to the same extent as the Securities are subordinated to such other Indebtedness under this Indenture. Notwithstanding the foregoing, such Guarantee by a Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the sale or other disposition, by way of merger or otherwise, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary. The foregoing provisions shall not be applicable to any one or more Guarantees that otherwise would be prohibited of up to $25.0 million in aggregate principal amount of Indebtedness of the Company or its Subsidiaries at any time outstanding.

SECTION 4.16.    NO SENIOR SUBORDINATED DEBT.

          The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities.


                                      ARTICLE 5
                                      SUCCESSORS

SECTION 5.01.    LIMITATIONS ON MERGERS, CONSOLIDATIONS OR SALES OF ASSETS.

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) through (iv) above, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein.


                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT.

          Each of the following constitutes an "EVENT OF DEFAULT":

          (i) default for 30 days in the payment when due of interest on the Securities, whether or not such payment is prohibited by the provisions of
     Article 10 hereof;

          (ii) default in payment when due of the principal of or premium, if any, on the Securities, at maturity or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (iii) failure by the Company to comply with the provisions of Sections 4.07, 4.09 or 4.12 hereof;

          (iv) failure by the Company to comply with any other covenant or agreement in the Indenture or the Securities for the period and after the notice specified below;

          (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee exists on the Closing Date or is created after the Closing Date, which default (a) constitutes a failure to pay principal at final maturity or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness that has not been paid at final maturity or that has been so accelerated, aggregates $25.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries if such final judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry;

          (vii) the Company or any Significant Subsidiary thereof pursuant to or within the meaning of any Bankruptcy Law:

                 (a)     commences a voluntary case,

                 (b) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                 (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                 (d) makes a general assignment for the benefit of its creditors, or

                 (e) admits in writing its inability generally to pay its debts as the same become due; and

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (a) is for relief against the Company or any Significant Subsidiary thereof in an involuntary case in which it is the debtor,

                 (b) appoints a Custodian of the Company or any Significant Subsidiary thereof or for all or substantially all of the property of the Company or any Significant Subsidiary thereof, or

                 (c) orders the liquidation of the Company or any Significant Subsidiary thereof, and the order or decree remains unstayed and in effect for 60 days.

          The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

SECTION 6.02.    ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities to be due and payable immediately. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof occurs with respect to the Company or any Significant Subsidiary thereof such an amount shall IPSO FACTO become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to
Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

          If an Event of Default occurs under this Indenture prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of such Securities prior to June 1, 2003 pursuant to Section 3.07 hereof, then a premium with respect thereto (expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence) shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of such Securities if such Event of Default occurs during the twelve-month period beginning on June 1 of the years set forth below:


                     Year                       Percentage
                     ----                       ----------
                     1998.....................         %
                     1999.....................         %
                     2000.....................         %
                     2001.....................         %
                     2002.....................         %

          Any determination regarding the primary purpose of any such action or inaction, as the case may be, shall be made by and set forth in a resolution of the Board of Directors (including the concurrence of a majority of the independent directors of the Company then serving) delivered to the Trustee after consideration of the business reasons for such action or inaction, other than the avoidance of payment of such premium or prohibition on redemption. In the absence of fraud, each such determination shall be final and binding upon the Holders of Securities. Subject to Section 7.01 hereof, the Trustee shall be entitled to rely on the determination set forth in any such resolutions delivered to the Trustee.

SECTION 6.03.    OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06.    LIMITATION ON SUITS.

          A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 7.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Company.

SECTION 6.11.    UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                      ARTICLE 7
                                       TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE.

          (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (ii) Except during the continuance of an Event of Default known to the Trustee:

                 (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                 (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (iii) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (a)     this paragraph does not limit the effect of paragraph
          (ii) of this Section;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (iv) Whether or not therein expressly so provided every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii), and (iii) of this Section.

          (v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the

     Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (vii) The Trustee shall not be deemed to have knowledge of any matter unless such matter is actually known to a Responsible Officer.

SECTION 7.02.    RIGHTS OF TRUSTEE.

          (i) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

          (v) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (vi)   The Trustee shall not be deemed to have notice of any Default
     or Event of    Default unless a Responsible Officer of the Trustee has
     actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (vii) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.    TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, nor shall it be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee, nor shall it be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.    NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each December 31 beginning with the December 31 following the Closing Date, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of delisting thereof.

SECTION 7.07.    COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance of its duties and the administration of the trusts under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.    REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)    the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4)    the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    SUCCESSOR TRUSTEE OR AGENT BY MERGER, ETC.

          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8
                                DISCHARGE OF INDENTURE

SECTION 8.01.    DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND THE SECURITIES.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either

Section 8.02 or 8.03 hereof be applied to all outstanding Securities subject to compliance with the conditions set forth below in this Article 8. Subject to such compliance, the application of Section 8.02 or 8.03 hereof shall occur on the date of a New Lender Deposit (as defined below) or on the 91st day after the date of a Company Deposit (as defined below), as the case may be.

SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 8.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,
(ii) the Company's obligations with respect to such Securities under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.07 hereof, and the Company's obligations in connection therewith and (iv) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to the Securities.

SECTION 8.03.    COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, and 4.16 and Article 5 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Sections 6.01(iv) through 6.01(vi) hereof shall not constitute Events of Default.

SECTION 8.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Section
8.02 or Section 8.03 hereof to the outstanding Securities:

          (i) The Company shall irrevocably have deposited or caused to be deposited (a "Company Deposit") or an entity other than the Company (a "New Lender") shall irrevocably have deposited or caused to be deposited (a "New Lender Deposit" and, together with the Company Deposit, the "Deposits") with the Trustee (or another trustee satisfying the requirements of Section
     7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, interest and liquidated damages, if any, on such outstanding Securities on the stated maturity date or the applicable redemption date, as the case may be.

          (ii) Simultaneously with any Deposit, the Company shall have delivered to the Trustee (or other qualifying trustee) a notice specifying whether the Company is exercising its option under Section 8.02 or
     Section 8.03 hereof or both and whether the Securities are being defeased to maturity or to a particular redemption date.

          (iii) In the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

          (iv) In the case of an election under Section 8.03 hereof before the date that is one year prior to the final maturity of the Securities, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

          (v) No Default or Event of Default with respect to the Securities shall have occurred and be continuing (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, (b) in the case of a

     Company Deposit, insofar as Section 6.01(vii) or 6.01(viii) hereof is concerned, at any time within 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (vi) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

          (vii) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (a) on and after the date of the New Lender Deposit or after the 90th day following the Company Deposit, as the case may be, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (b) all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 hereof or the Covenant Defeasance under Section 8.03 hereof (as the case may be) have been complied with as contemplated by this Section 8.04.

          (viii) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 hereof was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

          (ix) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 hereof or the Covenant Defeasance under Section 8.03 hereof (as the case may be) have been complied with as contemplated by this Section 8.04.

          (x) In the case of a New Lender Deposit, the Company shall have delivered to the Trustee an Officers' Certificate stating that (a) the New Lender made the New Lender Deposit under an agreement (the "New Loan Agreement") with the Company; (b) under the New Loan Agreement, the New Lender Deposit constitutes an unsecured loan (the "New Loan") by the New Lender to the Company; (c) the maturity date of the New Loan is later than the 90th day after the date of the New Lender Deposit; and (d) the New Loan Agreement prohibits prepayment of the New Loan on or before the 90th day after the date of the New Lender Deposit, except in the event of a default thereunder, and the remaining terms of the New Loan Agreement (including the interest rate on the New Loan) are consistent with ordinary business practice.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, interest and liquidated damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, interest or liquidated damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL National edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, interest or liquidated damages, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE 9

                           AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

          (i)    to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (iii)  to provide for any supplemental indenture required pursuant to
     Section 4.15 hereof;

          (iv) to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets pursuant to Article 5 hereof;

          (v) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any such Holder; or

          (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.    WITH CONSENT OF HOLDERS.

          Except as provided in Section 9.01 and the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

          (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to the covenants in Section 4.12 hereof);

          (iii) reduce the rate of or change the time for payment of interest on any Security;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration);

          (v) make any Security payable in money other than that stated in the Securities;

          (vi)   make any change in Section 6.04 or 6.07 hereof;

          (vii) waive a redemption payment with respect to any Security (other than a payment required under Section 4.12 hereof); or

          (viii) make any change in this sentence of this Section 9.02.

          Notwithstanding the foregoing, any amendment to the provisions of
Article 10 hereof shall require the consent of the Holders of at least 75% in aggregate principal amount of the Securities then outstanding if such amendment would adversely affect the rights of Holders of Securities.

SECTION 9.03.    COMPLIANCE WITH TIA.

          Every amendment to this Indenture or the Securities- shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.06 hereof or (ii) such other date as the Company shall designate.

SECTION 9.05.    NOTATION ON OR EXCHANGE OF SECURITIES.

          The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

          Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

SECTION 9.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                      ARTICLE 10
                                    SUBORDINATION

SECTION 10.01.   AGREEMENT TO SUBORDINATE.

          The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the Closing Date or created, incurred, assumed or Guaranteed after the Closing Date), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.   CERTAIN DEFINITIONS.

          "Designated Senior Debt" means (i) so long as any Obligations are outstanding under the Existing Credit Facility, such Obligations and (ii) thereafter, any other Senior Debt permitted hereunder the principal amount of which is $100.0 million or more and that has been designated by the Company as "Designated Senior Debt".

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "Senior Debt" means (i) Indebtedness under the Existing Credit Facility, (ii) the Senior Notes, the Existing Senior Notes and any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and (iii) all Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (v) the Securities, the Company's untendered 2005 Senior Subordinated Notes, the Company's 2007 Senior Subordinated Notes and the 2005 Exchangeable Subordinated Notes, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

          A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 10.03.   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest accruing after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable as a claim in such proceeding) before the Holders shall be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders would be entitled shall be made to the holders of Senior Debt (except (a) that Holders may receive securities that (i) are subordinated at least to the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt, (ii) are unsecured (except to the extent the Securities are secured),
(iii) are not Guaranteed by any Subsidiary of the Company (except to the extent the Securities are so Guaranteed), and (iv) have a Weighted Average Life to Maturity and final maturity that are not shorter than the Weighted Average Life to Maturity of the Securities or any securities issued to holders of Senior Debt under the Existing Credit Facility pursuant to a plan of reorganization or readjustment, and (b) payments made from the trust described in Section 8.04).

SECTION 10.04.   DEFAULT ON DESIGNATED SENIOR DEBT.

          The Company may not make any payment upon or in respect of the Securities (except in securities that (i) are subordinated to at least the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt, (ii) are unsecured (except to the extent the Securities are secured), (iii) are not Guaranteed by any Subsidiary of the Company (except to the extent the Securities are so Guaranteed), and (iv) have a Weighted Average Life to Maturity and final maturity that are not shorter than the Weighted Average Life to Maturity of the Securities or any securities issued to Holders of Senior Debt under the Existing Credit Facility pursuant to a plan or reorganization or readjustment or from the trust described in Section 8.04 hereof) if;

          (i) a default in the payment of the principal of, premium, if any or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace in the agreement, indenture or other document governing such Designated Senior Debt; or

          (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice"), for so long as any Obligations are outstanding under the Existing Credit Facility, from the Representative thereunder and, thereafter, from the holders or Representative of any Designated Senior Debt. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on the Securities:

          (1) in the case of a payment default, upon the date on which such default is cured or waived, and

          (2) in the case of a nonpayment default referred to in Section 10.04(ii) hereof, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

SECTION 10.05.   ACCELERATION OF SECURITIES.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.06.   WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respect interests may appear, for application for the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07.   NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

SECTION 10.08.   SUBROGATION.

          After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

SECTION 10.09.   RELATIVE RIGHTS.

          This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article 10 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 10.10.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.11.   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12.   RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 10. Only the Company or a Representative may give the notice. Nothing to this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.13.   AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 10.14.   AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.


                                      ARTICLE 11
                                    MISCELLANEOUS

SECTION 11.01.   TIA CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.   NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

          Tenet Healthcare Corporation
          3820 State Street
          Santa Barbara, California  93105
          Telecopier No.:  (805) 563-7070
          Attention:  Treasurer

          With a copy to:

          Skadden, Arps, Slate, Meagher & Flom
          300 South Grand Avenue, Suite 3400
          Los Angeles, California  90071
          Telecopier No.:  (213) 687-5600
          Attention:  Thomas C. Janson, Jr.

          If to the Trustee:

          The Bank of New York
          101 Barclay Street, 21 West
          New York, New York  10286
          Telecopier No.: (212) 815-5915
          Attention:  Corporate Trust Trustee Administration

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Unless otherwise set forth above, any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.   RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.   LEGAL HOLIDAYS.

          A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

          No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 11.09.   DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.10.   GOVERNING LAW.

          The internal law of the State of New York, shall govern and be used to construe this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

SECTION 11.11.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12.   SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.13.   SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.   COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.15.   TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                      SIGNATURES




Dated as of May 21, 1998                TENET HEALTHCARE CORPORATION




                                        By:
                                           ---------------------------
                                        Name:
                                        Title:
Attest:



---------------------------
  Richard B. Silver


Dated as of May 21, 1998                THE BANK OF NEW YORK,
                                        as Trustee



                                        By:
                                           ---------------------------
                                        Name:
                                        Title:


Attest:


---------------------------

By:
   ------------------------
   Authorized Signatory

                                                                      APPENDIX A

              FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT
                  TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE
                     TRANSACTIONS IN RELIANCE ON REGULATION S.


                     PROVISIONS RELATING TO INITIAL SECURITIES
                              AND EXCHANGE SECURITIES

          1. DEFINITIONS

          1.1  DEFINITIONS

          For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Exchange Offer" means the exchange and issuance by the Company, pursuant to the Registration Rights Agreement, of a principal amount of Exchange Securities equal to the outstanding principal amount of Initial Securities that are tendered by the Holders in connection with such exchange and issuance.

          "Exchange Securities" means the 8 1/8% Senior Subordinated Notes due 2008 to be issued pursuant to this Indenture in connection with an Exchange Offer pursuant to the Registration Rights Agreement.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, Deutsche Morgan Grenfell Inc. and BancAmerica Robertson Stephens.

          "Initial Securities" means the 8 1/8% Senior Subordinated Notes due 2008, issued under this Indenture on or about the date hereof.

          "Purchase Agreement" means the Purchase Agreement, dated May 8, 1998, among the Company and the Initial Purchasers.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated May 21, 1998, among the Company and the Initial Purchasers.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shelf Registration Statement" means the registration statement, if any, filed by the Company, in connection with the offer and sale of Initial Securities, pursuant to the Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

          1.2  OTHER DEFINITIONS


                                                                           Defined in
          Term                                                              Section:
          ----                                                             ----------

"Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Regulation S" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
"Rule 144A". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)

          2.   THE SECURITIES

          2.1  FORM AND DATING

          The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York, New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.

          2.2  AUTHENTICATION.

          The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $1,005,000,000 and (2) Exchange Securities for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case pursuant to Section 2.03 of this Indenture. The Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $1,005,000,000 except as provided in Section 2.09 of this Indenture.

          2.3  LEGEND. (i) Except as permitted by the following paragraphs (ii),
(iii) and (iv), each Security (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
          NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

          (ii) Prior to any sale or transfer of a Transfer Restricted Security, the Holder must complete the Assignment Form and present it to the Registrar. Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security in certificated or global form that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, and an Initial Security in certificated or global form that does not bear the legend set forth above will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of an Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in certificated or global form without restrictive legends, in the form set forth in Exhibit 2 hereto, will be available to Holders that exchange such Initial Securities in such Exchange Offer. Initial Securities not exchanged for Exchange Securities shall continue to bear the legend set forth in
Exhibit 1 hereto.

                                                                       EXHIBIT 1
                                                                              to
                                                                      APPENDIX A

                              (Face of Initial Security)

                            [Restricted Securities Legend]


     THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) (A "QIB"), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                            8 1/8% Senior Subordinated Note
                                 due December 1, 2008

CUSIP:
No.                                                                $____________

                             TENET HEALTHCARE CORPORATION


promises to pay to
______________________________________________________________

or its registered assigns, the principal sum of_______________ Dollars on December 1, 2008.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 1998.

Record Dates:  May 15 and November 15 (whether or not a Business Day).

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.


TENET HEALTHCARE CORPORATION


By:
     -------------------------


(SEAL)

Dated:           ,
        ---------  ----


Trustee's Certificate of Authentication:

This is one of the Securities referred
to in the within-mentioned Indenture:

The Bank of New York, as Trustee



By:
   -------------------------------
       Authorized Signatory

                              (Back of Initial Security)

                            8 1/8% Senior Subordinated Note
                                 due December 1, 2008

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. INTEREST/LIQUIDATED DAMAGES. Tenet Healthcare Corporation, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

          The Company shall pay interest in cash on the principal amount of this Security at the rate per annum of 8 1/8%. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 1998 to Holders of record on the immediately preceding May 15 and November 15, respectively, or if any such date of payment is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date").

          However, (i) if the Company fails to file a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering a security substantially identical to this Security pursuant to an exchange offer (the "Exchange Offer") upon the terms and conditions set forth in the Registration Rights Agreement with the Commission on or prior to the 30th day after the date of the filing of the Company's Annual Report on Form 10-K for the year ending May 31, 1998 (the "Filing Date"), (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Filing Date, (iii) if the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (iv) if the Company is obligated to file the registration statement under the Securities Act registering this Security for resale (the "Shelf Registration Statement") and the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 30th day after such filing obligation arises, (v) if the Company is obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 60th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable, for such time of non-effectiveness or non-usability in connection with resales of the Transfer Restricted Securities (as defined below) (each, a "Registration Default"), the Company agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.35 per week per $1,000 in principal amount of Transfer Restricted Securities. The Company shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

          All accrued Liquidated Damages shall be paid by the Company to Holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

          Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the interest rate then applicable to the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to Securities, the Holders of which have given appropriate written wire transfer instructions, on or before the relevant record date, to the Paying Agent shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Securities under an Indenture, dated as of May 21, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured general obligations of the Company. The Securities are limited to $1,005,000,000 in aggregate principal amount.

     5. OPTIONAL REDEMPTION. On or after June 1, 2003, the Company may redeem all or any portion of the Securities at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the redemption date.

          The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning on June 1 of the following years:


          Year                  Percentage
          ----                  ----------

          2003                  104.063%
          2004                  102.708%
          2005                  101.354%
                                --------
                                --------
          2006 and thereafter   100.000%

     6. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days and not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

     7. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to
Section 4.12 of the Indenture (as described in paragraph 8 below), the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.

     8. REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control Triggering Event, the Company shall offer to repurchase on the Change of Control Payment Date all outstanding Securities at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. Holders that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     9. SUBORDINATION. The Securities are subordinated to Senior Debt (as defined in the Indenture), which includes any Indebtedness arising under or in connection with (a) the Existing Credit Facility, (b) the Senior Notes, the Existing Senior Notes and any other Indebtedness permitted by the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and (c) all Obligations of the Company with respect to any of the foregoing. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next succeeding paragraphs, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Section 4.12 of the Indenture); (iii) reduce the rate of or change the time for payment of interest on any Security; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities, (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration); (v) make any Security payable in money other than that stated in the Securities; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities; (vii) waive a redemption payment with respect to any Security (other than a payment required under Section 4.12 of the Indenture); or (viii) make any change in the foregoing amendment and waiver provisions.

          Any amendment to the provisions of Article 10 of the Indenture shall require the consent of the Holders of at least 75% in principal amount of the Securities then outstanding if such amendment would adversely affect the rights of the Holders of the Securities.

          Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for any supplemental indenture required pursuant to Section 4.15 of the Indenture, to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     13.  DEFAULTS AND REMEDIES.  Events of Default under the Indenture include:
(i) a default for 30 days in the payment when due of interest on the Securities, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (ii) a default in payment when due of the principal of or premium, if any, on the Securities, at maturity or otherwise, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (iii) a failure by the Company to comply with the provisions of Sections 4.07, 4.09 or 4.12 of Indenture; (iv) a failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Securities; (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee exists on the date of the Indenture or is created after the date of the Indenture, which default (a) constitutes a failure to pay principal at final maturity or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness that has not been paid at final maturity or that has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities shall become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the Holders' interest.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs under the Indenture prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of such Securities prior to June 1, 2003, then the premium specified in Section 6.02 of the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of such Securities.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

     14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, issue or sell Equity Interests of the Company's Subsidiaries, issue Guarantees of Indebtedness by the Company's Subsidiaries and enter into certain mergers and consolidations.

     15. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

          Tenet Healthcare Corporation
          3820 State Street
          Santa Barbara, California  93105
          Attention:  Treasurer

     20. GOVERNING LAW. The internal laws of the State of New York shall govern and be used to construe the Indenture and the Securities, without regard to conflict of laws provisions thereof.

                                   ASSIGNMENT FORM


          To assign this Security, fill in the form below: For value received
(I) or (we) hereby sell, assign and transfer this Security to

_____________________________________________________________________________
                    (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
                (Print or type assignee's name, address and zip code)

and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer this Security on the books of the Company with full power of substitution in the premises.



_____________________________________________________________________________

Date:
        ----------------------------


                              Your Signature:
                                              ------------------------------
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.(*)




--------------------

(*)NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guarantee program acceptable to the Trustee.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  / /  to the Company or any Subsidiary thereof; or

     (2) / / to a person whom the Holder reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer in compliance with Rule 144A under the Securities Act; or

     (3) / / outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 under the Securities Act; or

     (4) / / pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

     (5) / / pursuant to an effective registration statement under the Securities Act; or

     (6) / / in accordance with another exemption from the registration requirements of the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box
     (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.


                                             -----------------------------
                                                       Signature

Signature Guarantee:

----------------------------                 -----------------------------
Signature must be guaranteed                           Signature

_______________________________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       --------------------             ---------------------
                                        Signature

                          OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, check the box below:

                              Section 4.12
                              (Change of Control)

          If you want to have only part of the Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ _______________


Date:
     ------------


                                   Your Signature:
                                                  -----------------------------
                                   (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.(*)



---------------------

(*) NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guarantee program acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL SECURITIES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

    The following increases or decreases in this Global Security have been made:



                    Amount of decrease       Amount of increase
                    in Principal             in Principal           Principal amount of this             Signature of authorized
Date of             Amount of this           Amount of this         Global Security following            signatory of Trustee or
Exchange            Global Security          Global Security        such decrease or increase            Depositary


                                                                       EXHIBIT 2
                                                                              to
                                                                      APPENDIX A

                             (Face of Exchange Security)

                            8 1/8% Senior Subordinated Note
                                 due December 1, 2008

CUSIP:
No.                                                                $____________

                             TENET HEALTHCARE CORPORATION


promises to pay to

--------------------------------------------------------------

or its registered assigns, the principal sum of_______________ Dollars on December 1, 2008.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 1998.

Record Dates:  May 15 and November 15 (whether or not a Business Day).


TENET HEALTHCARE CORPORATION


By:
    -------------------------

(SEAL)

Dated:            ,
      ------------  ----

Trustee's Certificate of Authentication:

This is one of the Securities referred
to in the within-mentioned Indenture:

The Bank of New York, as Trustee



By:
    ---------------------------
       Authorized Signatory

                             (Back of Exchange Security)

                            8 1/8% Senior Subordinated Note
                                 due December 1, 2008

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. INTEREST. Tenet Healthcare Corporation, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

          The Company shall pay interest in cash on the principal amount of this Security at the rate per annum of 8 1/8%. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 1998 to Holders of record on the immediately preceding May 15 and November 15, respectively, or if any such date of payment is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date").

          Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the interest rate then applicable to the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to Securities, the Holders of which have given appropriate written wire transfer instructions, on or before the relevant record date, to the Paying Agent shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Securities under an Indenture, dated as of May 21, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the

Securities. The Securities are unsecured general obligations of the Company. The Securities are limited to $1,005,000,000 in aggregate principal amount.

     5. OPTIONAL REDEMPTION. On or after June 1, 2003, the Company may redeem all or any portion of the Securities at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest, if any, to the redemption date.

          The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning on June 1 of the following years:


          Year                     Percentage
          ----                     ----------
          2003                     104.063%
          2004                     102.708%
          2005                     101.354%
                                   --------
                                   --------
          2006 and thereafter      100.000%


     6. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days and not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

     7. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to
Section 4.12 of the Indenture (as described in paragraph 8 below), the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.

     8. REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control Triggering Event, the Company shall offer to repurchase on the Change of Control Payment Date all outstanding Securities at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. Holders that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     9. SUBORDINATION. The Securities are subordinated to Senior Debt (as defined in the Indenture), which includes any Indebtedness arising under or in connection with (a) Existing Credit Facility, (b) the Senior Notes, the Existing Senior Notes and any other Indebtedness permitted by the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities and
(c) all Obligations of the Company with respect to any of the foregoing. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next succeeding paragraphs, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Section 4.12 of the Indenture); (iii) reduce the rate of or change the time for payment of interest on any Security; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities, (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration); (v) make any Security payable in money other than that stated in the Securities; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities; (vii) waive a redemption payment with respect to any Security (other than a payment required under Section 4.12 of the Indenture); or (viii) make any change in the foregoing amendment and waiver provisions.

          Any amendment to the provisions of Article 10 of the Indenture shall require the consent of the Holders of at least 75% in principal amount of the Securities then outstanding if such amendment would adversely affect the rights of the Holders of the Securities.

          Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for any supplemental indenture required pursuant to Section 4.15 of the Indenture, to provide for the assumption of the Company's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     13.  DEFAULTS AND REMEDIES.  Events of Default under the Indenture include:
(i) a default for 30 days in the payment when due of interest on the Securities, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (ii) a default in payment when due of the principal of or premium, if any, on the Securities, at maturity or otherwise, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (iii) a failure by the Company to comply with the provisions of Sections 4.07, 4.09 or 4.12 of Indenture; (iv) a failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Securities; (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee exists on the date of the Indenture or is created after the date of the Indenture, which default (a) constitutes a failure to pay principal at final maturity or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness that has not been paid at final maturity or that has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities shall become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the Holders' interest.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs under the Indenture prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of such Securities prior to June 1, 2003, then the premium specified in Section 6.02 of the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of such Securities.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

     14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, issue or sell Equity Interests of the Company's Subsidiaries, issue Guarantees of Indebtedness by the Company's Subsidiaries and enter into certain mergers and consolidations.

     15. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

          Tenet Healthcare Corporation
          3820 State Street
          Santa Barbara, California  93105
          Attention:  Treasurer

     20. GOVERNING LAW. The internal laws of the State of New York shall govern and be used to construe the Indenture and the Securities, without regard to conflict of laws provisions thereof.

                                   ASSIGNMENT FORM


          To assign this Security, fill in the form below: For value received
(I) or (we) hereby sell, assign and transfer this Security to

_____________________________________________________________________________
                    (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
                (Print or type assignee's name, address and zip code)

and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer this Security on the books of the Company with full power of substitution in the premises.



_____________________________________________________________________________

Date:
      ----------------------------

                              Your Signature:
                                             ------------------------------
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.*




--------------------

     *NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guarantee program acceptable to the Trustee.

                          OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, check the box below:

                         / /  Section 4.12
                              (Change of Control)

          If you want to have only part of the Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ _______________


Date:
     ------------

                                   Your Signature:
                                                  -------------------------
                                   (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.*




--------------------

     *NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guarantee program acceptable to the Trustee.

                                                                      Appendix B

                            FORM OF SUPPLEMENTAL INDENTURE


          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, between __________________ (the "Guarantor"), a subsidiary of
Tenet Healthcare Corporation (or its successor), a Nevada corporation (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                                 W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 21, 1998, providing for the issuance of an aggregate principal amount of $1,000,000,000 of 8 1/8% Senior Subordinated Notes due 2008 (the "Securities");

          WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee the payment of the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest on the Securities and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and
(b) in case of any extension of time of payment or renewal of any Securities or any of such other payment Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed for whatever reason the Guarantor shall be obligated to pay the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

     3. EXECUTION AND DELIVERY OF GUARANTEE. To evidence its Guarantee set forth in Section 2, the Guarantor hereby agrees that a notation of such Guarantee substantially in the form of EXHIBIT 1 shall be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by its President or one of its Vice Presidents.

          The Guarantor hereby agrees that its Guarantee set forth in Section 2 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

     4.   GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of the Guarantor with or into the Company or any Subsidiary of the Company that has executed and delivered a supplemental indenture substantially in the form hereof or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company or any such Subsidiary of the Company.

          (b) Except as provided in Section 4(a) hereof or in a transaction referred to in Section 5 hereof, the Guarantor shall not consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless (1) either (x) the

Guarantor shall be the surviving Person of such merger or consolidation or (y) the surviving Person or transferee is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person or transferee shall expressly assume all the obligations of the Guarantor under this Guarantee and the Indenture pursuant to a supplemental indenture substantially in the form hereof; (2) immediately after giving effect to such transaction (including the incurrence of any Indebtedness incurred or anticipated to be incurred in connection with such transaction) no Default or Event of Default shall have occurred and be continuing; and (3) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Guarantor in accordance with this Section 4(b) hereof, the successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

     5. RELEASES FOLLOWING SALE OF ASSETS. Concurrently with any sale, lease, conveyance or other disposition (by merger, consolidation or otherwise) of assets of the Guarantor (including, if applicable, disposition of all of the Capital Stock of the Guarantor), any Liens in favor of the Trustee in the assets sold, leased, conveyed or otherwise disposed of shall be released. If the assets sold, leased, conveyed or otherwise disposed of (by merger, consolidation or otherwise) include all or substantially all of the assets of the Guarantor or all of the Capital Stock of the Guarantor in each case, in compliance with the terms of the Indenture, then the Guarantor shall be automatically and unconditionally released from and relieved of its Obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale, lease, conveyance or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its Obligations under its Guarantee.

     6. LIMITATION ON GUARANTOR LIABILITY. For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and (ii) the amount, if any, which would not have
(A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or
(B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED that it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other Subsidiaries of the Company that have executed and delivered a supplemental indenture substantially in the form hereof and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

     7. "TRUSTEE" TO INCLUDE PAYING AGENT. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Supplemental Indenture shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Supplemental Indenture in place of the Trustee.

     8. SUBORDINATION. The Obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to this Guarantee are subordinated to the Guarantor's Guarantee of or pledge to secure [the Indebtedness giving rise to the requirement to execute this Guarantee pursuant to Section 4.15 of the Indenture] to the same extent as the Securities are subordinated to such other Indebtedness under the Indenture.

     9. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     10. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     11. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     12. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                       ,
        ----------------- ---  ----

[Guarantor]

By:
     ------------------------------
Name:
Title:


The Bank of New York,
  as Trustee

By:
     ------------------------------
Name:
Title:

                         EXHIBIT 1 TO SUPPLEMENTAL INDENTURE
                                      GUARANTEE


          The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company to the Holders or the Trustee under the Securities or under the Indenture, that: (a) the principal of, and premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest on the Securities and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities will be promptly paid in full, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other payment Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantor shall be obligated to pay the same immediately.

          The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in a Supplemental Indenture, dated as of _________ __, ____ to the Indenture, and reference is hereby made to the Indenture, as supplemented, for the precise terms of this Guarantee.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Securities and, in the event of any transfer or assignment of rights by any Holder of Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Guarantee of payment and not a guarantee of collection.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

          For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED that it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other

Subsidiaries of the Company that have become Guarantors and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

          The Obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to this Guarantee are subordinated to the Guarantor's Guarantee of or pledge to secure [the Indebtedness giving rise to the requirement to execute this Guarantee pursuant to Section 4.15 of the Indenture] to the same extent as the Securities are subordinated to such other Indebtedness under the Indenture.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                                  [GUARANTOR]


                                                  By:
                                                     -------------------------
                                                     Name:
                                                     Title:


                                         -2-